UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
————————————————
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL 32256
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On February 25, 2013, Atlantic Coast Financial Corporation (the “Company”) and its savings bank subsidiary, Atlantic Coast Bank (the “Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bond Street Holdings, Inc. (“Bond Street”) and its bank subsidiary, Florida Community Bank, N.A. (“Florida Community Bank”).  Pursuant to the Merger Agreement, the Company will be merged with and into Bond Street (the “Merger”) and the Bank will then merge with and into Florida Community Bank.

Under the terms of the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the completion of the Merger will be converted into the right to receive $5.00 in cash. Of this amount, $2.00 per share will be held in an escrow account and will be available to cover losses from stockholder claims for one year following the closing of the Merger or until the final resolution of such claims, if later.

The Merger Agreement and the transactions contemplated thereby are subject to the approval of the stockholders of the Company, regulatory approvals and other customary closing conditions.  Closing of the Merger is expected to occur by the end of the second quarter of 2013.

The Merger Agreement contains customary representations, warranties and covenants of the Company, the Bank, Bond Street and Florida Community Bank.  The Company has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions.

If the Company (i) terminates the Merger Agreement to accept a superior proposal, (ii) fails to recommend the Merger to its stockholders or (iii) terminates the Merger Agreement because  Company stockholders did not approve the Merger and within 12 months after the date of such termination, an acquisition proposal or any change in control of the Company is completed which had been proposed not more than 12 months prior to such date of termination, Bond Street will be entitled to receive a termination fee of $650,000 from the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01                      Regulation FD Disclosure

On February 26, 2013, the Company distributed certain materials regarding the Merger to its employees. Pursuant to Regulation FD, the distributed materials are attached hereto as Exhibit 99.1

Item 8.01                       Other Events

On February 21, 2013, the Federal Reserve Bank of Atlanta (the “Federal Reserve”) approved Bond Street’s request to execute an agreement with the Company to acquire more than 10% of the Company’s common stock.  Federal regulations prohibit the acquisition of more than 10% of a savings and loan holding company’s equity securities for a period of three years following a mutual to stock conversion without prior Federal Reserve written approval. The Company completed its second-step conversion in February 2011.

On February 26, 2013, the Company issued a press release announcing the execution of the Merger Agreement, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits:

Exhibit 2.1	Agreement and Plan of Merger by and among Atlantic Coast Financial Corporation, Atlantic Coast Bank, Bond Street Holdings, Inc. and Florida Community Bank, N.A., dated February 25, 2013
Exhibit 99.1	Employee Materials
Exhibit 99.2	Press Release of Atlantic Coast Financial Corporation, dated February 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: February 26, 2013	By:	/s/ Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Senior Vice President and
Chief Financial Officer
(Duly Authorized Representative)